EXHIBIT p
                        THE NORTHQUEST CAPITAL FUND, INC.
                                  Code of Ethics
                        Board Approved September 13, 2004

Pursuant to the requirements of rules 17j-1 and 204A-1 Code of Ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities rela-ted to the NorthQuest Capital Fund, Inc.(the "Fund"), the Fund hereby adopts the following Code of Ethics and procedures for implementing the provisions of the
Code:

    1. As used in this Code of Ethics:
       (i) "Access Person" means a director, officer or advisory person (as defined below) of the Fund;
      (ii) "Advisory person" means any employee of the Fund who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control relation-ship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
     (iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
      (iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
       (v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
      (vi) "Portfolio Security" means any security which is being or during the past 5 days has been purchased or sold by the Fund or considered by the Fund for purchase or sale by the Fund; and
     (vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-mental entity, foundation, or other entity.

    2. No director, officer, employee or other affiliated person or access per-son ("covered person"), or any "member of the immediate family" (as de-fined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.

    3. (A) At the end of each quarter, the Fund shall provide each covered person with:
               (i) all Fund "Held" securities. If changes are made to the list of Held securities before the end of a quarter, all covered persons will be sent an updated list of the latest Held securities; and
              (ii) all Fund "Portfolio" securities. If changes are made to the list of Portfolio securities before the end of a quarter, all covered persons will be sent an updated list of the latest Portfolio securities.
       (B) At the end of each quarter, each covered person shall provide the Fund's Chief Compliance Officer ("CCO") with a list of the names and amounts of all securities (as defined under Rule 204A-1) owned or held by such person and/or members of his/her immediate family since the end of the previous quarter. The 4th quarter report will be reported under the heading, "Annual Holdings Report".
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                            NORTHQUEST CAPITAL FUND, INC.

                                  Code of Ethics (Continued)

       (C) At the end of each quarter, each covered person shall provide the Fund's CCO all securities transactions (as defined in Rule 204A-1) since the end of the previous quarter. Automatic investment plan transactions are exempt as long as transactions do not override the preset schedule or allocations of the plan. If no securities trans-actions occurred during this period, no securities transaction report is required.

    4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities, Adviser's securities recommendations or any completed or pro-posed transactions involving held securities and/or portfolio securities.

    5. The Fund shall require that its investment adviser and principal broker adopt Codes of Ethics substantially identical to this Code with respect to the Fund's portfolio securities.

    6. When an individual becomes a "covered person", an Initial Holdings Report must be filed with the Fund's CCO. This report must include all securi-ties owned by the individual and immediate family. The report is requir-ed to be current as of a date no more than 45 days prior to the individ-ual becoming a "covered person".

    7. (A) Each "covered person" must receive a copy of the Fund's Code of Ethics by the end of the 4th quarter of each year. A written confir-mation is required from each "cover person" upon receiving a copy of the Fund's Code of Ethics.

    8. Violations of this Code of Ethics will be documented by the Fund's CCO. The CCO will promptly report all violations to the Fund's Board of Directors (the "Board"). The Board will review all violations and deter-mine if corrective action is necessary.






















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
                          EMERALD RESEARCH CORPORATION
                                  Code of Ethics
                             Approved August 31, 2004
Pursuant to the requirements of rules 17j-1 and 204A-1 Code of Ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities re-lated to Emerald Research Corporation (the "Adviser"), the Adviser hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

    1. As used in this Code of Ethics:
       (i) "Access Person" means a director, officer or advisory person (as defined below) of the Adviser;
      (ii) "Advisory person" means any employee of the Adviser who, in connec-tion with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a secur-ity by the Adviser, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control rela-tionship to the Adviser who obtained information concerning recommen-dations made to the Adviser with regard to the purchase or sale of any security.
     (iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
      (iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
       (v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
      (vi) "Portfolio Security" means any security which is being or during the past 5 days has been purchased or sold by the Adviser or considered by the Adviser for purchase or sale by the Adviser; and
     (vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-mental entity, foundation, or other entity.

    2. No director, officer, employee or other affiliated person or access per-son ("covered person"), or any "member of the immediate family" (as de-fined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.

    3. (A) At the end of each quarter, the Adviser shall provide each covered person with:
               (i) all NorthQuest Capital Fund, Inc. ("NQC") Held securities.
                   If changes are made to the list of Held securities before
                   the end of a quarter, all covered persons will be sent an updated list of the latest Held securities; and
              (ii) all NQC portfolio securities. If changes are made to the list of portfolio securities before the end of a quarter, all covered persons will be sent an updated list of the latest portfolio securities.
       (B) At the end of each quarter, each covered person shall provide the Adviser's Chief Compliance Officer ("CCO") with a list of the names and amounts of all securities (as defined in Rule 204A-1) owned or held by such person and/or members of his/her immediate family since the end of the previous quarter. The 4th quarter report will be reported under the heading, "Annual Holdings Report".
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                          EMERALD RESEARCH CORPORATION

                                  Code of Ethics (Continued)

       (C) At the end of each quarter, each covered person shall provide the Adviser's CCO all securities transactions (as defined in Rule 204A-1) since the end of the previous quarter. Automatic investment plan transactions are exempt as long as transactions do not override the preset schedule or allocations of the plan. If no securities trans-actions occurred during this period, no securities transaction report is required.

    4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Adviser and NQC with regard to held securities, portfolio securities, Adviser's securities recommendations or any com-pleted or proposed transactions involving held securities and/or portfo-lio securities.

    5. The Adviser shall require that NQC and principal broker adopt Codes of Ethics substantially identical to this Code with respect to the Adviser's portfolio securities.

    6. When an individual becomes a "covered person", an Initial Holdings Report must be filed with the Adviser's CCO. This report must include all securities owned by the individual and immediate family. The report is required to be current as of a date no more than 45 days prior to the individual becoming a "covered person".

    7. (A) Each "covered person" must receive a copy of the Adviser's Code of Ethics by end of the 4th quarter of each year. A written confirma-tion is required from each "cover person" upon receiving a copy of the Adviser's Code of Ethics.
       (B) A copy of the Adviser's Code of Ethics will be sent to the NQC Board of Directors at the end of the 4th quarter of each year.

    9. Violations of this Code of Ethics will be documented by the Adviser's CCO. The CCO will promptly report all violations to the NQC Board of Directors ("the Board"). The Board will review all violations and determine if any corrective action is necessary.



















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